UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2011

Patriot Coal Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33466	20-5622045
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12312 Olive Boulevard, Suite 400 St. Louis, Missouri		63141
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (314) 275-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 27, 2011, Janiece M. Longoria was elected to Patriot’s board of directors, effective immediately. She will serve as a Class I director with a term expiring May, 2011. Ms. Longoria also was appointed to serve on the Nominating & Governance Committee and the Finance Committee.

A copy of the press release announcing the appointment of Ms. Longoria is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On January 27, 2011, Patriot entered into an indemnification agreement with Ms. Longoria (the “Indemnification Agreement”). Patriot had previously entered into indemnification agreements with each of the other Patriot directors. Pursuant to the Indemnification Agreement and consistent with the indemnification rights provided to directors under Patriot’s amended and restated certificate of incorporation, Patriot agrees to indemnify and hold harmless each director to the fullest extent permitted or authorized by the General Corporation Law of the State of Delaware in effect on the date of the Indemnification Agreement or as such laws may be amended or replaced to increase the extent to which a corporation may indemnify its directors.

The Indemnification Agreement with Ms. Longoria is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

10.1	Indemnification Agreement, dated January 27, 2011, between Patriot Coal Corporation and Janiece M. Longoria

99.1	Press Release dated January 28, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 28, 2011

PATRIOT COAL CORPORATION

By:	/s/ Mark N. Schroeder
Mark N. Schroeder
Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Indemnification Agreement, dated January 27, 2011, between Patriot Coal Corporation and Janiece M. Longoria

99.1	Press Release dated January 28, 2011